Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33690, 333-33676, 333-35116, 333-157070, 333-171921, 333-185082, 333-194033, 333-236414, 333-262579, 333-270027 of Edgewell Personal Care Company of our report dated November 14, 2024 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
November 14, 2024